Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000, which appears on page F-3 of the annual report on Form 10-K of Tejas Bancshares, Inc., for the year ended December 31, 1999.


                                                  /s/ Clifton Gunderson P.L.L.C.


Amarillo, Texas
March 7, 2000